Exhibit 10.9

Robert Weber
Chief Human Resources Officer

Phone: 847-286-2676
Email: Robert.Weber@searshc.com

November 16, 2018

Robert A. Riecker
Chief Financial Officer/Office of the CEO member

Dear Rob,

At the direction of our Chief Restructuring Officer (Mohsin Meghji) and, subject to the approval of the Compensation Committee of the Board of Directors of Sears Holdings Management Corporation (the “Company”), as you continue in your current position and have assumed additional responsibilities as a member of the Office of the CEO while working at the Company’s location in Hoffman Estates, Illinois, we are pleased to provide you with the following base salary change effective October 15, 2018.

• Annual base salary at a rate of $975,000.
To accept, sign and date below and return this letter to my attention.
If you need additional information or clarification, please let me know.

Sincerely,

/s/ Robert Weber_____________________
Robert Weber

Acknowledged and Accepted:

_/s/ Robert A. Riecker__/___11.16.18______
Robert A. Riecker / Date